Exhibit T3A.2.9

[SEAL]	NORTH CAROLINA Department of the Secretary of State

To all whom these presents shall come, Greetings:

I, Elaine F. Marshall, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF RESTATEMENT

OF

EDC DRUG STORES, INC.

the original of which was filed in this office on the 10th day of February, 1995.

[SEAL]	IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 26th day of November, 2018. /s/ Elaine F. Marshall Secretary of State

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Verify this certificate online at http://www.sosnc.gov/verfication

95 044 9017	0-0080028 FILED 9:00 AM EFFECTIVE FEB 10 1995 RUFUSL EDMISTEN SECRETARY OF STATE NORTH CAROLINA

ARTICLES OF RESTATEMENT
OF
KERR DRUG STORES, INC.

Pursuant to $55-10-07 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following for the purpose of restating its Articles of Incorporation.

1.	The name of the corporation is Kerr Drug Stores, Inc.

2.	The text of the Restated Articles of Incorporation is attached.

3.	These Restated Articles of Incorporation contain an amendment requiring shareholder approval, and shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

4.	These Articles will be effective upon filing.

This the 10 day of February, 1995.

KERR DRUG STORES, INC.

By:	/s/ R. W. Hannan
R. W. Hannan, President

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AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

KERR DRUG STORES, INC.

The undersigned corporation hereby executes these Amended and Restated Articles of Incorporation for the purpose of amending and integrating into one doc.ument its original Articles of

Incorporation and all past and current amendments thereto:

1.        The name of the corporation shall be Kerr Drug Stores, Inc.

2.        The authorized capital of the corporation shall be One Thousand Dollars ($1,000.00) and the aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000) shares of common stock with a par value of One Dollar ($1.00) per share.

3.        The street address, mailing address and county of the registered office of the corporation in North Carolina are 225 Hillsborough Street, Raleigh, Wake County, North Carolina 27603; and the name of the initial registered agent at such address is C T Corporation System.

4.        Shareholders of the corporation shall have no preemptive rights.

5.        Shareholders of the corporation shall not be entitled to cumulate their votes for directors.

6.        A director of the corporation shall not be personally liable for monetary damages for breach of any duty as a director except and only to the extent applicable law restricts the effectiveness of this provision. Any repeal or modification of this article shall be prospective only and shall not diminish the rights or expand the personal liability of a director of the corporation with respect to any act or omission occurring prior to the time of such repeal or modification.

This the 10 day of February, 1995.

KERR DRUG STORES, INC.

By :	/s/ R. W. Hannan
R. W. Hannan, President

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